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                                                                  EXHIBIT 10.11


                              AMENDMENT NO. THREE
                              POST PROPERTIES, INC.
                               EMPLOYEE STOCK PLAN

         Pursuant to the power reserved in ss. 17 of the Post Properties, Inc. Employee Stock Plan, ss. 7.3, Grants to Directors, is hereby amended to delete ss. 7.3 in its entirety and to substitute the following for such section:

        "Each Director automatically shall be granted (without any further action on the part of the Committee) a NQO under this Plan as of the first day he serve as such to purchase the number of shares of Stock determined by dividing $10,000 by the Fair Market Value of a share of Stock on the date of grant and rounding down to the nearest whole number. Such grant shall be made at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Thereafter, each Director who is serving as such on December 31 of each calendar year and who has served as such for more than one full year automatically shall be granted (without any further action on the part of the Committee), as of such December 31, a NQO under this Plan to purchase 1,000 shares of Stock. Such grant shall be made at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant. Each NQO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the NQO. A NQO granted to a Director under this Plan shall conform in all other respects to the terms and conditions of a NQO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this ss. 7.3. A grant of a NQO to a Director under this ss. 7.3 is intended to allow such Director to be a "disinterested person" within the meaning of Rule 16b-3, and all NQOs granted to Directors as well as this ss. 7.3 shall be construed to effect such intent."

         This Amendment to the Post Properties, Inc. Employee Stock Plan shall be effective as of the date that the Board of Directors of Post Properties, Inc. adopted the Amendment to the Plan.

                                  POST PROPERTIES, INC.



                                  By:  /s/ Sherry Cohen
                                       ---------------------------------------
                                       Sherry W. Cohen
                                       Senior Vice President and Secretary

                                  Date: October 30, 1997